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                                                                    EXHIBIT 99.1

After the stock exchange discussed in Note 10 to the financial statements of Manhattan Associates, Inc. is effected, we expect to be in a position to render the following audit report.

/s/ Arthur Andersen LLP
---------------------------------
ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 16, 1998



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have audited in accordance with generally accepted auditing standards, the financial statements of Manhattan Associates, Inc. included in this registration statement and have issued our report thereon dated February 16, 1998. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 16 is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


Atlanta, Georgia